Exhibit 32
CERTIFICATION
In connection with the quarterly report of ERICO International Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to such officer’s knowledge:
1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: August 9, 2006

By:	/s/ William H. Roj
Name:	William H. Roj
Title:	Chairman, Chief Executive Officer and Director

By:	/s/ Jeffrey R. Steinhilber
Name:	Jeffrey R. Steinhilber
Title:	Chief Financial Officer and Director